UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2021
Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600, Houston, Texas 77057-2261
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02—RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 26, 2021, Crown Castle International Corp. ("Company") entered into an agreement in principle with the Australian Taxation Office to pay approximately $63 million (A$83 million) to settle the previously disclosed outstanding audit of the Australian tax consequences of the Company’s 2015 sale of Crown Castle Australia Holdings Pty Ltd ("CCAL"), formerly a 77.6% owned Australian subsidiary of the Company ("ATO Settlement"). The sale of CCAL generated approximately $1.2 billion in net proceeds to the Company, and resulted in a gain from the disposal of discontinued operations of $979 million for the year ended December 31, 2015.

The ATO Settlement will be reflected in the condensed consolidated financial statements of the Company as of and for the three months ended March 31, 2021, to be included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. The Company will recognize the ATO Settlement as a charge within discontinued operations in its condensed consolidated statement of operations and comprehensive income (loss) for the three months ended March 31, 2021, as this amount represents a reduction to the gain from the disposal of discontinued operations previously reported during the year ended December 31, 2015. Additionally, the ATO Settlement will be recorded within "Other accrued liabilities" on the Company’s condensed consolidated balance sheet as of March 31, 2021.

The full year 2021 outlook previously reported by the Company in the earnings materials furnished as exhibits to the Company's Current Report on Form 8-K on April 21, 2021, remains unchanged, except with respect to net income (loss) and net income (loss) per share—diluted, which have been reduced to $981 million to $1,061 million (or $1,021 at the midpoint) and $2.26 to $2.45 (or $2.36 at the midpoint), respectively. In addition, as a result of the ATO Settlement, the previously announced range for full year 2021 outlook for net income (loss) and net income (loss) per share—diluted constitutes the full year 2021 outlook for income from continuing operations and income from continuing operations per share—diluted at $1,044 million to $1,124 million (or $1,084 million at the midpoint) and $2.41 to $2.59 (or $2.50 at the midpoint), respectively.

The information in Item 2.02 of this Current Report on Form 8-K ("Form 8-K") is furnished as part of this Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.
By:	/s/ Kenneth J. Simon
	Name:	Kenneth J. Simon
	Title:	Executive Vice President and General Counsel
Date: April 26, 2021